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                                                                    EXHIBIT 99.1

                  SHAW REACHES AGREEMENT WITH NRG ENERGY, INC.

Baton Rouge, Louisiana, August 5, 2002 - The Shaw Group Inc. (NYSE: SGR) ("Shaw" or "the Company") today announced that the Company was notified by NRG Energy, Inc. (NRG) that, due to liquidity issues, NRG will not make the next scheduled payment on the LSP-Pike Energy, LLC (Pike) project. The Company's subsidiaries, Stone & Webster, Inc. and Shaw Constructors, Inc., are currently performing work on this project.

The Company has been in discussions with NRG regarding NRG's ability to make eventual payment as well as the performance of future work by the Company on the project. The parties have reached an agreement for Shaw to acquire substantially all of the assets of Pike in exchange for forgiveness of current sums owed to the Company, and the payment of $43 million by the Company to NRG. The agreement is subject to certain conditions and requisite approvals, among other things. Under the agreement, the Company would have the sole discretion to complete the project or otherwise dispose of the assets.

While Shaw hopes to continue the project, the Company believes that, in any event, the value to be realized from an orderly disposition of the assets will cover its exposure relating to the project.

"I am extremely pleased with our management team's ability to quickly assess our exposure to NRG and turn a potential challenge into an opportunity," stated J.
M. Bernhard, Jr., Shaw's Chairman, President and Chief Executive Officer. "We have a proven track record in dealing with financially distressed situations and creating a positive outcome for Shaw - this is yet another example. More importantly, our strong financial position and healthy balance sheet has once again


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allowed us to consider alternatives, and reach an agreement, in our discussions with NRG that may not otherwise have been available."

If Shaw and NRG are unable to implement the intent of the agreement and NRG fails to make payment, there could be a material adverse effect on Shaw's ability to meet its current earnings expectations for the fourth quarter of fiscal 2002 and fiscal year 2003.

The Shaw Group Inc. is the world's only vertically-integrated provider of comprehensive engineering, procurement, pipe fabrication, construction and maintenance services to the power, process and environmental & infrastructure sectors. Shaw is headquartered in Baton Rouge, Louisiana, and currently has offices and operations in North America, South America, Europe, the Middle East and Asia-Pacific. Shaw employs more than 20,000 people annually. Additional information on The Shaw Group is available at www.shawgrp.com.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The statements contained herein that are not historical facts (including without limitation statements to the effect that the Company or its management "believes," "expects," "anticipates," "plans," or other similar expressions) and statements related to revenues, earnings, backlog, or other financial information or results are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions and are subject to change based upon various factors. Should one or more of such risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A description of some of the risks and uncertainties that could cause actual results to differ materially from such forward-looking statements can be found in the Company's reports and registration statements filed with the Securities and Exchange Commission, including its Form 10-K and Form 10-Q, reports and on the Company's web-site under the heading "Forward Looking Statement". These documents are also available from the Securities and Exchange Commission or from the Investor Relations department of Shaw. For more information on the company and announcements it makes from time to time on a regional basis visit our web site at www.shawgrp.com.